FIRST AMENDMENT TO THE MORRISON HEALTH CARE, INC.
     EXECUTIVE SUPPLEMENTAL PENSION PLAN

     THIS FIRST AMENDMENT is made on this 31st day of December, 1996, by MORRISON HEALTH CARE, INC. (the "Primary
Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

                     W I T N E S S E T H:
     WHEREAS, the Primary Sponsor maintains the Morrison
Health Care, Inc. Executive Supplemental Pension Plan (the
"Plan"), which was established by indenture dated March 7, 1996;

     WHEREAS, Ruby Tuesday, Inc. is the successor to Morrison Restaurants, Inc. which effected that certain plan of distribution involving the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

     WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the distributions will affect Plan participation by certain former employees of Morrison
Restaurants Inc. who did not continue in the employment of Morrison Health Care, Inc. immediately following the
Distributions;

     NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1. By adding a new final clause to the final paragraph of Section 1.6, as follows:

      "; provided, however, Continuous Service shall not include any period of employment by a Former Morrison
      Employee with MRI or any of its affiliates completed on or prior to the effective date of the Distributions."

2.    By adding a new final clause to the final sentence of Section
      1.9, as follows:

      "; provided, however, with respect to any Former
      Morrison Employee, Annual Base Salary shall not include any amounts paid by MRI or any of its affiliates during a calendar year commencing prior to the effective date of the Distributions."

3.    By adding a new Section 1.6A, as follows:

      "1.6A `Distributions' means the distributions by MRI to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc.
      and Morrison Health Care, Inc."

4.    By adding a new Section 1.9A, as follows:

      "1.9A `Former Morrison Employee' means an employee of MRI at any time prior to the effective date of the Distributions who did not continue in the employ of Morrison Health Care, Inc. immediately after the
      Distributions, but who subsequently has been hired by Morrison Health Care, Inc."

5.    By adding a new final clause to the final sentence of
      Section 2.1, as follows:

      "; provided, however, the salary and years of service of a Former Morrison Employee completed with MRI or any of its affiliates prior to the Spinoff Date shall be disregarded."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First
Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this
First Amendment to be executed as of the day and year first above written.


                              MORRISON HEALTH CARE, INC.


                              By:/s/ Glenn Davenport
                                     Glenn Davenport
                              Title: President and CEO

ATTEST:

By:/s/ John E. Fountain
       John E. Fountain
Title: Secretary

     [CORPORATE SEAL]